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                                                                    EXHIBIT 10.9

                          LOAN AND SECURITY AGREEMENT

     This Loan and Security Agreement (this "Agreement"), dated as of June 27, 1996, is entered into by and between Litronic Industries, Inc., a California corporation (the "Company"), and Fidelity Funding of California, Inc., a California corporation ("Fidelity"). In consideration of the mutual covenants and agreements contained herein, the Company and Fidelity hereby agree as follows:

     Section 1.  Definitions and Construction.

     1.1. When used herein, the following terms shall have the following meanings:

     "Account" means the right of the Company to payment for goods sold or leased or for services rendered which is not evidenced by an instrument or chattel paper, whether or not earned by performance.

     "Account Debtor" means the Person obligated to make payment on an Account.

     "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls, or is controlled by or under common control with, such Person.

     "Applicable Rate" means, as applicable, the Revolving Loan Rate, the Fixed Asset Loan Rate, the Standby Facility Rate or the Real Estate Contract Rate.

     "Borrowing Base" means an amount equal to the sum, determined by Fidelity from time to time in its sole discretion, of (a) 85% of the face amount of Eligible Accounts, plus at Fidelity's option, (b) the lesser of (i) $600,000 or
(ii) 50% of the value of Eligible Inventory.

     "Borrowing Base Certificate" means a certificate in the form attached hereto as Exhibit A, duly executed by an authorized officer of the company.

     "Cash Collateral" has the meaning given to it in Section 10.

     "Collateral" means all Personal Property Collateral and all Real Property.

     "Concentration Limit" means, as of any date, an amount equal to 20% of the face amount of Accounts outstanding on such date; provided that with respect o Accounts owed by the United States or any department or instrumentality thereof, "Concentration Limits means, as of any date, an amount equal to 50% of the face amount of such Accounts outstanding on such date.

     "Current Assets" means, as of any date, only those assets of the Company that may, in the ordinary course of business, be converted into cash within a period of one year from such date, but excluding (a) amounts due from employees, officers, shareholders or directors of the company, (b) prepaid expenses for services or for supplies that are not purchased for resale, and (c) amounts due from Affiliates of the Company.
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     "Current Liabilities" means, as of any date, all obligations of the Company that are due within one year from such date.

     "Debt" means, with respect to any Person, all indebtedness, obligations and liabilities of such Person, including without limitation: (a) all liabilities which would be reflected on a balance sheet of such Person prepared in accordance with GAAP, (b) all obligations of such Person in respect of any guaranty of a Debt or another Person, or (c) all obligations, indebtedness and liabilities secured by any lien on or security interest in any property or assets of such Person.

     "Debt Coverage Ratio" means, for any period of three consecutive calendar months, the ratio of EBITDA for such period to the sum of Interest Expense for such period plus the Principal Repayment. For purposes of this definition, the term "Principal Repayment" means, as of any date, the Current Liabilities as of such date divided by four.

     "EBITDA" means, for any period, the sum (determined without duplication, on a consolidated basis and in accordance with GAAP) of (a) the Company's net income (or net loss) for such period (including gains and losses from sales of assets in the ordinary course of business) before provision for income taxes,
(b) the Interest Expense of the Company for such period, and (c) depreciation, amortization and all other non-cash charges of the Company during such period to the extent deducted in determining such net income.

     "Eligible Accounts" means, at the time of determination thereof, all Accounts other than (i) any Account which is payable more than 30 days from invoice date, (ii) any Account which has been outstanding for more than 90 days from invoice date, (iii) any Account as to which Fidelity does not have a valid and perfected, first priority security interest, (iv) to the extent that the aggregate outstanding Accounts owed by any single Account Debtor exceeds the Concentration Limit, any Account owed by such Account Debtor, (v) any Account that is owed by an Account Debtor that is an Affiliate of the Company or an officer or employee of the Company, (vi) any Account that arises out of a sale made or services performed outside of the Untied States or that is owed by an Account Debtor located outside the United States, (vii) any Account that is owed by a creditor or supplier of the Company or with respect to which any defense, counterclaim or right of set off has been asserted, (viii) any Account owed by an Account Debtor if more than 25% (in dollar amount) of such Account Debtor's Accounts are 90 or more days past due, (ix) any Account that is owed by the United States or any department, agency or instrumentality thereof, unless the right to payment under such Account is assigned to Fidelity as Collateral in full compliance with the Assignment of Claims Act of 1940, as amended (31 U.S.C.
3727) and (x) any Account that has not been approved by Fidelity, in its sole and absolute discretion, for including in the Borrowing Base.

     "Eligible Inventory" means, at the time of determination, all raw materials and finished goods that are part of the Company's Inventory, valued at the lower of cost or market value, that (i) are owned by the Company, are located in the United States of America and, if located on leased or mortgaged premises, are subject to the terms of a lien waiver letter executed by the

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landlord or mortgagee of such premises if deemed necessary by Fidelity in its sole discretion, (ii) are ready for sale, and are not, in the opinion of Fidelity, damages, obsolete or otherwise not readily salable at full value,
(iii) have been held in Inventory for not more than 120 days, (iv) are not on lease or consignment or furnished under any contract of service from or to any Person, (v) are subject o an enforceable, first priority, perfected security interest in favor of Fidelity, (vi) are not the subject of an invoice giving rise to an Eligible Account, and (vii) have been approved by Fidelity, in its sole and absolute discretion for including in the Borrowing Base.

     "Eligible Machinery and Equipment" means, at the time of determination, all machinery and equipment, valued at the lower of cost or liquidation value, that
(i) are owned by the Company, are located in the United States of America and, if located on leased or mortgaged premises, are subject to the terms of a lien waiver letter executed by the landlord or mortgagee of such premises if deemed necessary by Fidelity in its sole discretion, (ii) are not on lease or consignment to any Person, (iii) are subject to an enforceable, first priority, perfected security interest in favor of Fidelity, (iv) are not, in the opinion of Fidelity, damages or obsolete, (v) are not fixtures, and (vi) have been approved by Fidelity, in its sole and absolute discretion for inclusion in the Borrowing Base.

     "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, rules, orders, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants or industrial, toxic or hazardous substances into the environment, or otherwise relating to the manufacture, processing, treatment, transport or handling of pollutants or industrial, toxic or hazardous substances.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with all rules and regulations promulgated with respect thereto.

     "ERISA Plan" means any pension benefit plan subject to Title IV of ERISA maintained by the Company or any Affiliate thereof with respect to which the Company has a fixed or contingent liability.

     "Event of Default" has the meaning given it in Section 12.

     "Fixed Asst Loan" has the meaning given to it in Section 3.

     "Fixed Asset Loan Amount" means the lesser of (a) $1,000,000 or (ii) 85% of the forced liquidation value of the eligible Machinery and Equipment as determined by an appraisal satisfactory to Fidelity.

     "Fixed Asst Loan Maturity Date" means the earlier to occur of (a) the Fixed Asset Loan Term Date or (b) the last day of the Term.

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     "Fixed Asset Loan Rate" means a rate of interest equal to the lesser of (a)
the Prime Rate in effect from time to time plus three percent (3%) per annum and
(b) the maximum rate permitted by applicable law. The Fixed Asset Loan shall be automatically increased or decreased, as the case may be, without notice to the Company from time to time as of the effective date of each change in the Prime Rate.

     "Fixed Asset Loan Term Date" means the date which is five years from the date hereof.

     "GAAP" means generally accepted accounting principles and practices as promulgated by the American Institute of Certified Public Accountants, applied on a basis consistent with past practices.

     "Indemnified Claims" means any and all claims, demands, actions, causes of action, judgments, liabilities, damages and consequential damages, penalties, fines, costs, fees, expenses and disbursements (including, without limitation, fees and expenses of attorneys and other professional consultants and experts in connection with any investigation or defense) of every kind, known or unknown, existing or hereafter arising, foreseeable or unforeseeable, which may be imposed upon, threatened or asserted against or incurred or paid by any Indemnified Person at any time and from time to time, because of, resulting from , in connection with or arising out of any transaction, act, omission, event or circumstance in any way connected with the Collateral or the Transaction Documents (including but not limited to enforcement of Fidelity's rights thereunder or the defense of Fidelity's actions thereunder), excluding with respect to any Indemnified Persons, any of the foregoing resulting from such Indemnified Person's gross negligence or willful misconduct.

     "Indemnified Persons" means Fidelity and its officers, directors, shareholders, employees, attorneys, representatives and Affiliates.

     "Intangible Assets" means such of the Company's assets as are treated as intangible pursuant to GAAP, including without limitation: (a) obligations owing by officers, directors, shareholders, employees, subsidiaries, Affiliates or any Person in which any such officer, director, shareholder, employee, subsidiary, or Affiliate owns any interest and (b) any asset which is intangible or lacks intrinsic or marketable value or collectability, including but not limited to; goodwill, noncompetition agreements, patents, copyrights, trademarks, franchises, organization or research and development costs.

     "Interest Expense" means, for any period, all interest charges paid or accrued by the Company during such period.

     "Inventory" means all goods, now owned or hereafter acquired by the Company, wherever located, that are held for sale or lease or are to be furnished under any contract of service (including, but not limited to raw materials, work in process, finished goods and materials used or consumed in the manufacture or production thereof, goods in which the

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Company has an interest in mass or a joint or other interest or rights of any kind, and goods which have been returned to or repossessed or stopped in transit by the Company).

     "Late Payment Rate" means a per annum rate of interest equal to the lesser of (a) the Applicable Rate plus four percent (4%) and (b) the maximum rate permitted by applicable law.

     "Mortgage" means the Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing dated of even date herewith by and among the Company, First American Title Insurance Company, as trustee, and Fidelity, as beneficiary.

     "Obligations" means all indebtedness, obligations and liabilities of the Company to Fidelity arising under the Transactions Documents, and all other indebtedness, obligations and liabilities of the Company to Fidelity, whether presently existing or hereafter arising, direct or indirect, primary or secondary, joint or several, fixed or contingent, and whether originally payable to Fidelity or to a third party and subsequently acquired by Fidelity.

     "Person" means any individual, corporation, joint venture, partnership, trust, unincorporated organization or governmental entity or agency.

     "Personal Property Collateral" has the meaning given it in Section 9.

     "Prime Rate" means the rate per annum published from time to time by The Wall Street Journal as the base rate for corporate loans at large commercial banks (or, if more than one such rate is published, the higher or highest of the rates so published). If such rate is no longer published by The Wall Street Journal, then Fidelity shall, in its sole discretion substitute the base or prime rate for corporate loans at a large commercial bank for the base rate published in The Wall Street Journal. Such rate may not necessarily be the lowest or best rate actually charged to any customer of such commercial bank.

     "Real Estate Loan" has the meaning given to it in Section 4.

     "Real Estate Loan Amount" means the lesser of (a) $2,200,000 or (ii) 75% of the appraised value of the Real Property as determined by an appraisal performed in accordance with the provision of Section 6.1.

     "Real Estate Loan Maturity Date" means the earlier to occur of (a) the Real Estate Term Date or (b) the last day of the Term.

     "Real Estate Loan Rate" means a rate of interest equal to the lesser of (a) the Prime Rate in effect from time to time plus three and one-half percent (3.5%) per annum and (b) the maximum rate permitted by applicable law. The Real Estate Loan Rate shall be automatically increased or decreased, as the case may be, without notice to the Company from time to time as of the effective date of each change in the Prime Rate.

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     "Real Estate Term Date" means the date which is seven years from the date hereof.

     "Real Property" means the Company's administrative office, manufacturing, research and development facility located at 2950 Redhill Avenue, Costa Mesa, California.

     "Remittance Address" means the address designated in writing by Fidelity.

     "Revolver Advance" has the meaning given to it in Section 2.1.

     "Revolver Commitment" means $2,500,000.

     "Revolving Loan Rate" means a rate of interest equal to the lesser of (a) the Prime Rate in effect from time to time plus two percent (2%) per annum and
(b) the maximum rate permitted by applicable law. The Revolving Loan Rate shall be automatically increased or decreased, as the case may be, without notice to the Company from time to time as of the effective date of each change in the Prime Rate.

     "Shareholders Equity" means, as of any date, the shareholders' equity of the Company as of such date determined in accordance with GAAP.

     "Standby Facility" has the meaning given it in Section 3A.1.

     "Standby Facility Amount" means $250,000.

     "Standby Facility Maturity Date" means the earlier to occur of (a) the Standby Facility Term Date or (b) the last day of the Term.

     "Standby Facility Rate" means a rate of interest equal to the lesser of (a) the Prime Rate in effect from time to time plus three percent (3%) per annum and
(b) the maximum rate permitted by applicable law. The Standby Facility Rate shall be automatically increased or decreased, as the case may be, without notice to the Company from time to time as of the effective date of each change in the Prime Rate.

     "Standby Facility Term Date" means the date which is five years from the date hereof.

     "Tangible Net Worth" means, as of any date, the amount obtained by subtracting the Company's Intangible Assets as of such date from the sum of (i) the Company's Shareholders' Equity as of such date plus (ii) all obligations for borrowed money owed by the Company to its shareholders, provided that such obligations have been subordinated to the Obligations on terms satisfactory to Fidelity in its sole discretion.

     "Term" has the meaning given to it in Section 14.4.

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     "Termination Event" means (a) the occurrence with respect to any ERISA Plan of (i) a reportable event described in Sections 4043(b)(5) of ERISA or (ii) any other reportable event described in Section 4043(b) of ERISA other than a reportable event not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation pursuant to a waiver by such corporation under
Section 4043(a) of ERISA or (b) the withdrawal of the Company or any Affiliate of the Company from any ERISA Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (c) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan.

     "Transactions Documents" means this Agreement, the Mortgage, and all other documents and instruments executed and delivered in connection therewith.

     "UCC" means the Uniform Commercial Code as in effect in the applicable jurisdiction.

     "Working Capital" means, as of any date, the excess of Current Assets over Current Liabilities as of such date, provided that any Revolver Advances outstanding as of such date shall, for purposes of the calculation of Working Capital be treated as Current Liabilities regardless of their characterization under GAAP.

     1.2. Terms defined in the UCC and used but not defined herein shall have the meanings ascribed to them in the UCC.

     1.3. References herein to a particular agreement, instrument or document also shall be deemed to refer to and include all renewals, extensions and modifications of such agreement, instrument or document. All addenda, exhibits and schedules attached to this Agreement are a part hereof for all purposes. Words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

     1.4. All interest accruing on the outstanding Revolver Advances shall be calculated on the basis of actual days elapsed (including the first but excluding the last day) plus three (3) business days and a year of 360 days.
All interest otherwise accruing hereunder shall be calculated on the basis of actual days elapsed (including the first but excluding the last day) and a year of 360 days. Unless otherwise expressly provided herein or unless Fidelity otherwise consents, all financial statements and reports furnished to Fidelity hereunder shall be prepared, and all financial computations and determinations pursuant hereto shall be made, in accordance with GAAP. All payments received by Fidelity after its internally established time for closing business on any business day shall be applied as of the next succeeding business day. Any payment which is due on a day which is not a business day shall instead be deemed to be due on the next succeeding business day, and interest thereon shall accrue and be payable at the then applicable rate during the time of such extension. Fidelity's records in respect of loans advanced, accrued interest, payments received and applied and other matters in respect of calculation of the amount of the Obligations shall be deemed conclusive absent demonstration of error. All

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statements of account rendered by Fidelity to the Company relating to principal, accrued interest or costs owing by the Company under this Agreement shall be presumed to be correct and accurate unless, within 30 days after receipt thereof, the Company shall notify Fidelity in writing of any claimed error therein.

     Section 2.  Revolver Advances.

     2.1. Subject to the terms of this Agreement, including, without limitation, Section 6, Fidelity shall make advances to the Company (each a "Revolver Advance and collectively the "Revolver Advances") from time to time during the Term; provided, however, that the aggregate principal amount of Revolver Advances outstanding at any time shall not exceed the lesser of (i) Borrowing Base determined by Fidelity from time to time and (ii) the Revolver Commitment. Ech Revolver Advance must be greater than or equal to $5,000 or must equal the unadvanced portion of the Borrowing Base. The Company hereby agrees to repay to Fidelity all Revolver Advances made to the Company hereunder, together with interest thereon, in the manner provided herein. The principal owing hereunder in respect of the Revolver Advances at any given time shall equal the aggregate amount of Revolver Advances made hereunder minus all principal payments on the Revolver Advances received by Fidelity hereunder. Subject to the terms and conditions hereof, the Company may borrow, repay and reborrow Revolver Advances under this Agreement.

     2.2 Each request by the Company to Fidelity for a Revolver Advance hereunder must be in writing or promptly confirmed in writing. Each such written request or confirmation shall be accompanied by a "Borrowing Base Certificate" in the form attached hereto as Exhibit "A," together with (i) one copy of an invoice for each Account described in such Borrowing Base Certificate and evidence of shipment of the sale of goods or services covered thereby, (ii) any necessary waivers and releases for labor, services, equipment or material of the Company or any other Person on Fidelity's form, and (iii) a schedule of Eligible Inventory, setting forth the location of all such Inventory, including Eligible Inventory not in the possession of the Company and the name of the Person in possession thereof.

     2.3. Promptly after receiving each Borrowing Base Certificate, Fidelity shall, based upon such Borrowing Base Certificate and such other information available to Fidelity, redetermine the Borrowing Base, which redetermination shall take effect immediately and remain in effect until the next such redetermination. If all conditions precedent to any Revolver Advance requested have been met, Fidelity will on the date requested make such Revolver Advance available to the Company by wire transfer to the account designated in writing by the Company. In the event Fidelity does not receive an appropriately completed Borrowing Base Certificate, Fidelity shall have no obligation to redetermine the Borrowing Base or make any additional Revolver Advances hereunder.

     2.4. If the aggregate unpaid principal balance of the Revolver Advances exceeds the Borrowing Base at any time, the Company shall, upon receipt of notice thereof from Fidelity,

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immediately repay the principal of the Revolver Advances in an amount at least equal to such excess. Any principal repaid pursuant to this Section 2.4. shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Transaction Documents.

     2.5. The aggregate unpaid principal balance of the Revolver Advances shall bear interest at the Revolving Loan Rate in effect from time to time. All accrued and unpaid interest on the Revolver Advances shall be due and payable by the Company to Fidelity on the last day of each calendar month.

     2.6. The aggregate unpaid principal balance of the Revolver Advances plus all accrued but unpaid interest thereon shall be payable by the Company to Fidelity on the last day of the Term.

     Section 3.  Fixed Asset Loan.

     3.1. Subject to the terms and conditions hereof, including, without limitation, Section 6, Fidelity agrees to make a loan to the Company in an amount equal to the Fixed Asset Loan Amount. The Company hereby agrees to repay to Fidelity the Fixed Asset Loan, together with interest thereon, in the manner provided herein. The principal owing hereunder in respect of the Fixed Asset Loan at any given time shall equal the Fixed Asset Loan Amount minus all principal payments on the Fixed Asset Loan received by Fidelity hereunder.

     3.2. If upon receipt of any appraisal of the Eligible Machinery and Equipment (or upon such other information then available to Fidelity) Fidelity determines that the liquidation value of the Eligible Machinery and Equipment is less than the outstanding principal balance of the Fixed Asset Loan, the Company shall, upon receipt of notice thereof from Fidelity, immediately repay the principal of the Fixed Asset Loan in an amount at least equal to such excess. Any principal repaid pursuant to this Section 3.2 shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Transaction Documents.

     3.3. The aggregate unpaid principal balance of the Fixed Asset Loan shall bear interest at the Fixed Asset Loan Rate in effect from time to time. All accrued and unpaid interest on the Fixed Asset Loan shall be due and payable by the Company to Fidelity on the last day of each calendar month.

     3.4. Prior to the Fixed Asset Loan Maturity Date, principal of the Fixed Asset Loan shall be payable in monthly installments, due and payable on the last day of each calendar month, in an amount which would amortize the principal of the Fixed Asset Loan in full on the Fixed Asset Loan Term Date, which amounts shall be set forth in a schedule prepared by Fidelity and provided to the Company. The aggregate principal balance of the Fixed Asset Loan plus all accrued but unpaid interest thereon shall be due and payable by the Company to Fidelity on the Fixed Asset Loan Maturity Date.

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     Section 3A.  Standby Facility.

     3A.1. Subject to the terms and conditions hereof, including, without limitation, Section 6, Fidelity agrees to make a loan to the Company in an amount equal to the Standby Facility Amount. The Company hereby agrees to repay to Fidelity the Standby Facility, together with interest thereon, in the manner provided herein. The principal owing hereunder in respect of the Standby Facility at any given time shall equal the Standby Facility Amount minus all principal payments on the Standby Facility received by Fidelity hereunder.

     3A.2. The aggregate unpaid principal balance of the Standby Facility shall bear interest at the Standby Facility Rate in effect from time to time. All accrued and unpaid interest on the Standby Facility shall be due and payable by the Company to Fidelity on the last day of each calendar month.

     3A.3. Prior to the Standby Facility Maturity Date, principal of the Standby Facility shall be payable in monthly installments, due and payable on the last day of each calendar month, in an amount which would amortize the principal of the Standby Facility in full on the Standby Facility Term Date, which amounts shall be set forth in a schedule prepared by Fidelity and provided to the Company. The aggregate principal balance of the Standby Facility plus all accrued but unpaid interest thereon shall be due and payable by the Company to Fidelity on the Standby Facility Maturity Date.

     Section 4.  Real Estate Loan.

     4.1. Subject to the terms and conditions hereof, including, without limitation, Section 6, Fidelity agrees to make a loan to the Company in an amount equal to the Real Estate Loan Amount. The Company hereby agrees to repay to Fidelity the Real Estate Loan, together with interest thereon, in the manner provided herein. The principal owing hereunder in respect of the Real Estate Loan at any given time shall equal the Real Estate Loan Amount minus all principal payments on the Real Estate Loan received by Fidelity hereunder.

     4.2. The aggregate unpaid principal balance of the Real Estate Loan shall bear interest at the Real Estate Loan Rate in effect from time to time. All accrued and unpaid interest on the Real Estate Loan shall be due and payable by the Company to Fidelity on the last day of each calendar month.

     4.3. Beginning one year after the date hereof and prior to the Real Estate Loan Maturity Date, principal shall be payable in monthly installments, due and payable on the last day of each calendar month, in an amount which would amortize the principal of the Real Estate Loan in full on the Real Estate Loan Term Date, which amounts shall be set forth in a schedule prepared by Fidelity and provided to the Company. The aggregate principal balance of the Real Estate Loan plus all accrued but unpaid interest thereon shall be due and payable by the Company to Fidelity on the Real Estate Loan Maturity Date.

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     Section 5.  Fees.

     5.1. The Company shall pay to Fidelity an annual commitment fee in the amount of $44,000, payable on the date hereof and on each anniversary of the date hereof during the Term; provided that when the Real Estate Loan has bene repaid in full, the commitment fee shall be reduced to 1% of sum of (i) the Revolver Commitment and (ii) the then outstanding principal balance of the Fixed Asset Loan (prorated during the year in which such reduction occurs). The Company hereby authorizes Fidelity, at its sole discretion, to deduct the commitment fee from any Advance hereunder.

     5.2. As consideration for Fidelity's commitment to advance funds hereunder the Company shall pay to Fidelity a minimum usage fee (in this section called the "Minimum Usage Fee") of not less than $15,000 for each calendar month (or fraction thereof, on a prorated basis) during the Term. In the event that the income earned by Fidelity during any calendar month (or fraction thereof on a prorated basis) pursuant to Sections 2.5 and 5.3 is less than the Minimum Usage Fee, the Company shall pay to Fidelity the difference between the amount so earned by Fidelity and the Minimum Usage Fee, regardless of Fidelity's prior compensation. The Minimum Usage Fee for each calendar month shall be due and payable on the first day of the next calendar month.

     5.3. The Company shall pay to Fidelity a monthly servicing fee in an amount equal to .13% of the average monthly outstanding balance of the Revolver Advances for each calendar month. The monthly servicing fee for each calendar month shall be due and payable on the first day of the next calendar month.

     5.4.  In addition to, and not in lieu of, any termination fee required by
Section 14.4, the Company shall pay to Fidelity a liquidation fee (in this section called the "Liquidation Fee") in the amount of two percent (2%) of the face amount of each Eligible Account included in the Borrowing Base that is outstanding at any time during the Liquidation Period (as defined below) and that Fidelity collects following collection efforts by Fidelity and excluding collections in the ordinary course of business (i.e. paid within 30 days). The Liquidation Fee shall be payable on the date on which Fidelity collects the applicable Eligible Account. For purposes of this section, the term "Liquidation Period" means a period beginning on the earliest of (i) the date of commencement against or by the Company of any voluntary or involuntary case under the federal Bankruptcy Code, (ii) the date of any general assignment by the Company for the benefit of its creditors; (iii) the date of any appointment or taking possession by a receiver, liquidator, assignee, custodian or similar official of all or a substantial part of the Company's assets, or (iv) the date of the cessation of business of the Company and ending on the date on which Fidelity has actually received all fees, costs, expenses and other amounts owing to it hereunder.

     5.5. Contemporaneously with the execution and delivery hereof, the Company shall pay to Fidelity (i) a fee of $12,000 to cover the costs of the negotiation, preparation, execution and delivery of the Transaction Documents, including the fees, if any, of outside legal counsel,

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and (ii) costs of preparation of mortgage on the Real Property and a review of the title commitment and title insurance policy on the Real Property. In addition, the Company shall pay or reimburse Fidelity upon demand for all other costs and expenses incurred by Fidelity in connection with its due diligence review of the Company and the closing of the transactions contemplated hereby and all reasonable attorney's fees, court costs and other expenses incurred by Fidelity (whether or not litigation is commenced or judgment issued, and if litigation is commenced whether at trial or any appellate level) in connection with the enforcement by Fidelity of this Agreement or any other Transaction Document, the protection or enforcement of Fidelity's interest in the Collateral, the collection by Fidelity of the Collateral, or the representation of Fidelity in connection with any bankruptcy case or insolvency proceeding involving the Company, the Collateral, or any Account Debtor, including, without limitation, any representation involving relief rom a stay motion, a cash collateral dispute, an assumption or rejection motion or a dispute concerning any proposed disclosure statement and plan proposed in any such proceeding.

     5.6. Fidelity shall be entitled to collect upon demand its normal and customary charges for the following routine services provided or obtained in the course of performing its functions with respect to the Collateral: lock box charges and wire transfers.

     5.7.  All interest, fees and other amounts due to Fidelity pursuant to this
Section 5 shall be payable on demand, and may, in Fidelity's sole discretion, be deducted from Revolver Advances or paid from the Cash Collateral. All past due amounts owed hereunder, including but not limited to, past due interest, fees and other amounts, that are not paid when due shall bear interest from the date due until paid at the Late Payment Rate.

     Section 6.  Conditions Precedent to the Loans.

     6.1. Fidelity shall not be obligated to make the Fixed Asset Loan, the Real Estate Loan, the Standby Facility or any Revolver Advance hereunder (including the first) until it shall have received the following documents, duly executed in form and substance satisfactory to Fidelity and its counsel:

     (a) continuing unconditional and absolute guaranty by Kris Shah of all Obligations;

     (b) a certificate executed by the President and the Secretary of the Company certifying (i) the names and signatures of the officers of the Company authorized to execute Transaction Documents, (ii) the resolutions duly adopted by the Board of Directors of the Company authorizing the execution of this Agreement and the other Transaction Documents, and (iii) correctness and completeness of the copy of the bylaws of the Company attached thereto;

     (c) a certificate executed by the President and the Chief Financial Officer of the Company certifying the satisfaction of the conditions set forth in
Section 7;

     (d) certificates regarding the due formation, valid existence and good standing of the Company in the state of its organization issued by the appropriate governmental authorities in such jurisdiction;

     (e) a release executed by the Bank of Yorba Linda releasing all liens and security interests of the Bank of Yorba Linda in the Collateral;

     (f) a release executed by Finova releasing all liens and security interests of Finova in the Collateral;

     (g) endorsements naming Fidelity as an additional insured or loss payee, as appropriate, on all liability insurance and all property insurance policies of the Company;

     (h) a satisfactory appraisal of the Real Property by an appraiser acceptable to Fidelity;

     (i) a satisfactory appraisal of the eligible Machinery and Equipment dated within one month of the date hereof by an appraiser acceptable to Fidelity;

     (j) a commitment for title insurance on the Real Property, acceptable to Fidelity;

     (k)  the Mortgage;

     (l) a Subordination Agreement executed by Kris Shah (the "Subordination Agreement").

     6.2. Fidelity shall not be obligated to make the Fixed Asset Loan, the Real Estate Loan, the Standby Facility or any Revolver Advance hereunder (including the first), unless (i) all representations and warranties made by the Company in the Transaction Documents are true on and as of the date of the making of the Fixed Asset Loan, the Real Estate Loan, the Standby Facility or such Revolver Advance as if such representations and warranties had been made as of the date thereof, (ii) the Company has performed and complied with all agreements and conditions required in the Transactions Documents to be performed or complied with by it on or prior to such date, (iii) no Event of Default or any event or circumstance that, with the passage of time, the giving of notice or both, would become an Event of Default shall have occurred, (iv) the making of the Fixed Asset Loan, the Real Estate Loan, the Standby Facility or such Revolver Advance shall not be prohibited by any law or any regulation or any order of any court or governmental agency or authority, (v) the Company shall have not repudiated or made any anticipatory breach of any of its obligations under any Transaction Document, and (vi) Fidelity shall have approved the Fixed Asset Loan, the Real Estate Loan, the Standby Facility or such Revolver Advance in its sole discretion.

     Section 7. The Company's Representations and Warranties. The Company represents and warrants to Fidelity on the date hereof, and shall be deemed to represent and warrant to

Fidelity on the date on which the Fixed Asset Loan, the Real Estate Loan, the Standby Facility or any Revolver Advance is made to the Company hereunder, that:

     7.1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, with all requisite power and authority to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party and to conduct its business as presently conducted. The Company is duly qualified and authorized to do business as a foreign corporation ans is in good standing in all states in which such qualification and good standing are necessary for the conduct by the Company of its business or the performance by the Company of its obligations hereunder. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party do not and will not constitute (a) a violation of any applicable law or the Company's articles or certificate of incorporation or bylaws or (b) a material breach of any other document, agreement or instrument to which the Company is a party or by which the Company is bound. This Agreement and the other Transactions Documents to which the Company is a party have been duly authorized, executed and delivered by the Company, and are legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms. No consent of, approval by, registration or filing with or authorization from any governmental authority or agency is required in connection with the execution, delivery or performance by the Company of this Agreement or the other Transaction Documents to which it is a party.

     7.2. None of the Eligible Accounts, the Eligible Inventory, the Eligible Machinery and Equipment, the Real Property or any other Collateral is subject to any lien, encumbrance, security interest or other claim of any kind or nature, except for those liens that will be released upon the funding of the first advance hereunder. The Company has not transferred, sold, pledged or given a security interest in any of its Accounts, Inventory, machinery or equipment to anyone other than Fidelity. There are no financing statements on file in any public office governing any property of the Company of any kind, real or personal, in which the Company is named in or has signed as the debtor, except the financing statement or statements filed or to be filed in respect of this Agreement or those statements on file that were disclosed in writing by the Company to Fidelity prior to the execution and delivery of this Agreement.

     7.3. The Company is the sole owner and holder of, and has good and defensible title to, all Collateral.

     7.4. The amount of each Eligible Account is due and owing to the Company and represents an accurate statement of a bona fide sale, delivery and acceptance of Inventory or performance of service by the Company to or for an Account Debtor. The terms for payment of the Eligible Accounts are 30 days from date of invoice and the payment of the Eligible Accounts is not contingent upon the fulfillment by the Company of any further performance of any nature whatsoever. There are no set-offs, allowances, discounts, deductions, counterclaims against the Eligible Accounts or any claims by Account Debtors, of any kind whatsoever, valid or invalid, that have been or may be asserted as a basis for refusing to pay an Eligible Account, in whole or in part, either at the time it is accepted by Fidelity for inclusion in the Borrowing Base or prior to the date it is to be paid. To the best of the Company's knowledge, each Account Debtor's business is solvent. The Company has served or caused to be served any and all preliminary notices required by law to perfect or enforce any mechanic's lien or stop notice or bonded stop notice for the Eligible Accounts and the information contained in those notices is true and correct to the best of the Company's knowledge.

     7.5. The address set forth below the Company's signature hereon is, and for at least the last six months has been, the Company's mailing address, its chief executive office, its principal place of business, the office where all of the books and records concerning the Eligible Accounts are maintained and the location of all Collateral. Prior to January 4, 1995, the Company's legal name was Dril-Tron, Inc. The Company does not transact business, and has not transacted business during the past five years, under any trade, fictitious or assumed name, other than Dril-Tron, Inc. and those set forth under the Company's signature hereon. During the past five years, the Company has not been a party to a merger or consolidation and has not acquired all or substantially all of the assets of any Person.

     7.6. The Company has filed all tax reports and returns required to be filed by it and has paid, when due and payable, all federal, state and local taxes and governmental charges imposed upon the Company.

     7.7. The Company is in compliance with ERISA, and is not required to contribute to any "multiemployer plan" as defined in Section 4001 of ERISA. The Company has conducted its business in material compliance with all applicable laws, including but not limited to, applicable Environmental Laws, and maintains and is in compliance with all licenses and permits required under any such laws to conduct its business and perform its obligations hereunder. The Company doe snot have any known material contingent liability under any Environmental Law.

     7.8. The application made by the Company to Fidelity in connection with this Agreement and the statements made therein and in any materials furnished in connection therewith are true and correct as of the date hereof. All financial statements furnished by the Company to Fidelity in connection with such application were prepared in accordance with GAAP and fairly present the financial condition and results of operations of the Company as of the dates and for the periods indicated therein.

     7.9. There is no fact which the Company has not disclosed to Fidelity in writing which could materially adversely affect the properties, business or financial condition of the Company, or any of the Collateral, or which it is necessary to disclose in order to keep the foregoing representations and warranties from being misleading.

     Section 8. Covenants of the Company. From the date hereof and until the payment and performance is full of all of the Obligations, the Company covenants with Fidelity that:

     8.1. The Company shall preserve and maintain its corporate existence, good standing and authority to transact business in all jurisdiction where necessary for the proper conduct of its business, and shall maintain all of its properties, rights, privileges and franchises necessary in the normal conduct of its business.

     8.2. The Company shall permit Fidelity and its representatives, including any appraisers, auditors and accountants selected by Fidelity, to inspect any of the Collateral at any time during normal business hours. In addition, Fidelity shall have the right, from time to time, to audit the Company's books and records upon reasonable notice to the Company; provided that so long as no Event of Default has occurred and is continuing, Fidelity shall not conduct more than one audit per calendar quarter. The Company shall pay all costs associated with any such audits at the rate of $700 per day per auditor plus reasonable out-of-pocket expenses.

     8.3. The Company shall maintain its books and records in accordance with GAAP. The Company shall furnish Fidelity, upon request, such information and statements as Fidelity shall request from time to time regarding the Company's business affairs, financial condition and results of its operations. Without limiting the generality of the foregoing, the Company shall provide Fidelity, on or prior to the last day of each month, unaudited consolidated and consolidating financial statements with respect to the prior month and, within 90 days after the end of each of the Company's fiscal years, audited annual consolidated financial statements and such certificates relating to the foregoing as Fidelity may request including, without limitation, a monthly certificate from the president and chief financial officer of the Company stating whether any events of Defaults have occurred and stating in detail the nature thereof. The Company shall provide Fidelity a Borrowing Base Certificate, appropriately completed and with all attachments, at any time that Fidelity shall request and on or before the last day of any calendar week in which the company does not request a Revolver Advance. In addition, the Company shall furnish to Fidelity upon request a current listing of all open and unpaid accounts payable and accounts receivable, names, addresses and contact persons for Account Debtors, and such other items of information that Fidelity may deem necessary or appropriate from time to time. The Company immediately shall notify Fidelity in writing upon becoming aware of the existence of any condition or circumstance that constitutes an Event of Default or that would, with the giving of notice, the passage of time or both, constitute an Event of Default. Any such written notice shall specify the nature of such condition or circumstance, the period of the existence thereof and the action that the Company proposes to take with respect thereto.

     8.4. The Company promptly shall notify Fidelity of any attachment or any other legal process levied against the Company and any action, suit, proceeding or other similar claim of $25,000 or more initiated against the Company.

     8.5. The Company shall keep and maintain adequate insurance by insurers acceptable to Fidelity with respect to its business and all Collateral, provided that in no event shall such insurance coverage be less than the coverage set forth on Exhibit "B." Fidelity agrees that as to the Collateral in existence as of the date hereof, the coverage set forth on Exhibit "B" is satisfactory. Such insurance shall cover loss, damages and liability of amounts not less than reasonably requested by Fidelity and shall include, at a minimum, business interruption insurance, insurance for workers compensation, general premises liability, fire, casualty, theft and all risk. The Company shall cause Fidelity to be an additional insured and loss payee under all policies of insurance covering any of the Collateral, to the extent of Fidelity's interest. The Company shall deliver copies of each insurance policy to Fidelity upon request.

     8.6. The Company shall file all tax reports and returns required to be filed by it in the manner and at the times required by applicable law, and shall pay all federal, state and local taxes and charges imposed upon the Company when due.

     8.7. The Company shall comply with ERISA and shall not become required to contribute to any "multiemployee plan" as defined in Section 4001 of ERISA. The Company shall conduct its business in material compliance with all applicable laws, and shall maintain and comply with all licenses and permits required under any such laws to conduct its business and perform its obligations hereunder. Without limiting the generality of the foregoing, the Company shall comply in all material respects with all Environmental Laws now or hereafter applicable to the Company and shall obtain, at or prior to the time required by applicable Environmental Laws, all environmental, health and safety permits, licenses and other authorizations necessary for its operations. The Company promptly shall furnish to Fidelity all written notices of violation, complaints, penalty assessments, suits or other proceedings received by the Company with respect to any alleged violation of or non-compliance with any Environmental Laws.

     8.8. The Company shall maintain a Tangible Net Worth of not less than (i) a negative $100,000 at any time after the date hereof, and (ii) the sum of a negative $100,000 plus the greater of (A) $750,000 or (B) the net income of the Company for its fiscal year 1996 at any time after December 30, 1996.

     8.9. The Company shall maintain an Debt Coverage Ratio (determined as of the last day of each calendar month) of not less than 1.5 to 1.0.

     8.10. The Company shall at all times maintain Working Capital of not less than (i) a negative $750,000 at any time after the date of the first funding hereunder and (ii) a negative $250,000 at any time after December 30, 1996.

     8.11. The Company shall not grant, create or allow to exist any security interest, lien or other encumbrance on any of the collateral other than (i) the lien and security interest granted to Fidelity herein, (ii) the existing security interest of Phoenixcor on equipment of the Company, and (iii) purchase money security interests in equipment of the Company at to which the Company has given Fidelity written notice. The Company shall not execute any financing statement in favor of any Person other than Fidelity, except a continuation statement in favor of Phoenixcor or the holder of such a purchase money security interest. The Company shall not change its mailing address, chief executive office, principal place of business or place where such records are maintained, open any new place of business, close any existing place of business or change the location of any of the Collateral or transact business under any trade, fictitious or assumed name other than those set forth under the company's signature hereon without providing at least 30 days' prior written notice to Fidelity.

     8.12. The Company shall not accept any returns or grant any allowance or credit (other than those returns, allowances and credits accepted or granted in the ordinary course of the Company's business) to any Account Debtor without notice to and the prior written approval of Fidelity. The Company shall provide to Fidelity for each Account Debtor on Eligible Accounts a weekly report, in for and substance satisfactory to Fidelity, itemizing all such returns and allowance made during the previous week with respect to such Eligible Accounts.

     8.13. The Company shall not incur, directly, or indirectly, any obligations for borrowed money or otherwise under any promissory note, bond, indenture or similar instrument, or in connection with the obligations of any Person (whether by guaranty, suretyship, purchase or repurchase agreement or agreement to make investments or otherwise), other than in favor of Fidelity or Kris Shah, provided that, pursuant to the Subordination Agreement, any obligations for borrowed money owed by the Company to Kris Shah shall be expressly subordinated to the Obligations, in the normal and ordinary course of the Company's business.

     8.14. The Company shall not use any of the funds paid to the Company hereunder directly or indirectly for personal, family, household or agricultural purposes.

     8.15. The Company shall not directly or indirectly become liable in connection with the obligations of any Person, whether by guarantee, surety, endorsement (other than endorsement of negotiable instruments for collection in the ordinary course of business), agreement to purchase or repurchase, agreement to make investments, agreement to provide funds or maintain working capital, or any agreement to assure a creditor against loss, other than in favor of Fidelity.

     8.16. The Company shall not discontinue, or make any material change in, its business as currently established, or enter any new or different line of business not directly related to the Company's existing line of business.

     8.17. The Company shall not make any loans or advances to or for the benefit of any officer, director or shareholder of the Company except advances for routine expense allowances in the ordinary course of business. The Company shall not make any loans or advances to or for the benefit of any Affiliate of the Company. The Company shall not make any payment on any obligation owing to any officer, director, shareholder or Affiliate of the Company other than payments to Kris Shah that are permitted under the Subordination Agreement.

     8.18. The Company shall not purchase or otherwise acquire assets from any Person outside the ordinary course of business of the Company.

     8.19. The Company shall not invest in or otherwise purchase or acquire the securities of any Person.

     8.20. The Company shall not sell or dispose of any of its assets other than the sale of Inventory in the ordinary course of business, and the Company shall not dissolve or liquidate or become a party to any merger or consolidation with any Person.

     Section 9. Personal Property Collateral. In order to secure the payment of all Obligations, the Company hereby grants to Fidelity a security interest in and lien upon all of the Company's right, title and interest in and to (a) all Accounts, contract rights and general intangibles, receivables and claims whether now or hereafter arising, all guaranties and security therefor and all of the Company's right title and interest in the goods purchased and represented thereby including all of the Company's rights in and to returned goods and rights of stoppage in transit, replevin and reclamation as unpaid vendor; (b) all Inventory and all accessions thereto and products thereof and documents therefor; (c) all equipment and machinery, wherever located and whether now or hereafter existing, and all parts thereof, accessions thereto, and replacements therefor and all documents and general intangibles covering or relating thereto;
(d) except to the extent prohibited by law or contract, all books and records pertaining to the foregoing, including but not limited to computer programs, data, certificates, records, circulation lists, subscriber lists, advertiser lists, supplier lists, customer lists, customer and supplier contracts, sales orders, and purchasing records; and (e) all proceeds of the foregoing (collectively, the "Personal Property Collateral"). The Company agrees to comply with all appropriate laws in order and to take all actions necessary or desirable in Fidelity's judgment to perfect Fidelity's security interest in and to the Personal Property Collateral, to execute any financing statement or additional documents as Fidelity may request and to deliver to Fidelity a list of all locations of its Inventory, equipment and machinery and landlord and or mortgagee lien waivers with respect to each site where Inventory, equipment or machinery is located and which is either leased by the Company or has been mortgaged by the Company, upon request by Fidelity.

     Section 10. Collection. Each invoice representing an Account shall state on its face that amounts payable thereunder are payable only at the Remittance Address. Fidelity shall have the right at any time, either before or after the occurrence of an Event of Default and without notice to the Company, to notify any or all Account Debtors on the Personal Property Collateral of the assignment of the Personal Property Collateral to Fidelity and to direct such Account Debtors to make payment of all amounts due or to become due to the Company directly to Fidelity, and to the extent permitted by law, to enforce collection of any Personal Property Collateral and to adjust, settle or compromise the amount or payment thereof. So long as no Event of Default or event that, with the passage of time, the giving of notice or both, would become an Event of Default has occurred and is continuing, all collections of Personal Property Collateral or any other evidences of payment received by Fidelity shall be applied by Fidelity to the payment of the Obligations of the Company to Fidelity whether or not then due and any remaining funds shall be delivered to the Company. Upon the occurrence of an Event of Default or an event that, with the passage of time, the giving of notice or both, would become an Event of

Default, any such remaining funds may be held by Fidelity as cash collateral ("Cash Collateral") until all Obligations have been paid in full and Fidelity has not further obligation to advance funds to the Company. All amounts and proceeds (including instruments and writings) received by the Company in respect of the Personal Property Collateral shall be received in trust for the benefit of Fidelity hereunder, shall be segregated from other funds of the Company and shall be promptly paid over to Fidelity in the same form as received (with any necessary endorsement) to be applied in the same manner as payments received directly by Fidelity.

     Section 11. Power of Attorney. The Company grants to Fidelity an irrevocable power of attorney coupled with an interest authorizing and permitting Fidelity, at its option, with or without notice to the Company, to do any or all of the following: (a) endorse the name of the Company on any checks or other evidences of payment whatsoever that may come into the possession of Fidelity regarding Personal Property Collateral, including checks received by Fidelity pursuant to Section 10 hereof; (b) receive, open and forward any mail addressed to the Company and put Fidelity's address on any statements mailed to Account Debtors; (c) upon the occurrence of an Event of Default, pay, settle, compromise, prosecute or defend any action, claim, conditional waiver and release, or proceeding relating to Personal Property Collateral; (d) upon the occurrence of an Event of Default, notify, in the name of the Company, the U.S. Post Office to change the address for delivery of mail addressed to the Company to such address as Fidelity may designate (provided that Fidelity shall turn over to the Company all such mail not relating to Personal Property Collateral);
(e) upon the occurrence of an Event of Default, verify, sign, acknowledge, record, file for recording, serve as required by law, any claim of mechanic's lien, stop notice or bonded stop notice in the sole and absolute discretion of Fidelity relating to any Personal Property Collateral; (f) upon the occurrence of an Event of Default, insert all recording or service information in any mechanic's lien or assignment of rights under stop notice/bonded stop notice which the Company has signed in connection with this Agreement, recorded or served to enforce payment of the Personal Property Collateral; (g) execute and file on behalf of the Company any financing statement, amendment thereto or continuation thereof (i) deemed necessary or appropriate by Fidelity to protect Fidelity's interest in and to the Personal Property Collateral or (ii) required or permitted under any provision of this Agreement; and (h) upon the occurrence of an Event of Default, do all other things necessary and proper in order to carry out this Agreement. The authority granted to Fidelity herein is irrevocable until this Agreement is terminated and all amounts due to Fidelity hereunder have been paid in full.

     Section 12. Default. An event of default ("Event of Default") shall be deemed to have occurred hereunder, Fidelity shall have no further obligation to make any further Revolver Advances and may immediately exercise its rights and remedies with respect to the Collateral under this Agreement, the Uniform Commercial Code and applicable law, upon the happening of one or more of the following:

     (a) The Company shall fail to pay as and when due any amount owed by the Company to Fidelity, whether hereunder or otherwise.

     (b) The Company shall breach any covenant or agreement made herein or in any other Transaction Document or any warranty or representation made herein or in any other Transaction Document shall be untrue when made, and in either case, the same shall not be cured to Fidelity's satisfaction within ten days after such covenant or agreement is breached or such representation or warranty is made; provided that if any such breach is impossible to remedy within ten days, so long as the Company has undertaken(within the initial ten day cure period) the steps necessary to remedy such breach and the Company diligently continues to take all steps necessary to cure such failure, the ten day cure period will be extended, but in no event shall the cure period exceed sixty days.

     (c) Any report, certificate, schedule, financial statement, profit and loss statement or other statement furnished by the Company, or by any other person on behalf of the Company, to Fidelity is not true and correct in any material respect.

     (d) There shall be commenced by the Company or any guarantor of the Obligations any voluntary case under the federal Bankruptcy Code, or the Company or any guarantor of the Obligations shall make an assignment for the benefit of its creditors, or of a receiver or custodian shall be appointed for the Company or any guarantor of the Obligations for a substantial portion of its assets.

     (e) There shall be commenced against the Company or any guarantor of the Obligations any involuntary case under the federal Bankruptcy Code, which remains undismissed for a period of sixty days.

     (f) The Company shall become insolvent in that its debts are greater than the fair value of its assets, or the Company is generally not paying its debts as they become due.

     (g) Any involuntary lien, garnishment, attachment or the like shall be issued against or shall attach to the Collateral and the same is not released within ten days.

     (h) An event or circumstance shall have occurred which has or may result in a material adverse change in the Company's financial condition, business or operations.

     (i) The Company shall have a federal or state tax lien filed against any of its properties, or shall fail to pay any federal or state tax when due, or shall fail to file any federal or state tax form or report as and when due.

     (j) Either (i) any "accumulated funding deficiency" (as defined in Section 412(a) of the Internal Revenue Code of 1986, as amended) in excess of $25,000 exists with respect to any ERISA Plan, or (ii) any Termination Event occurs with respect to any ERISA Plan and the then current value of such ERISA Plan's benefit liabilities exceeds the then current value of such ERISA Plan's assets available for the payment of such benefit liabilities by more than $25,000.

     (k) The Company suffers the entry against its final judgment for the payment of money in excess of $35,000.

     (l) Fidelity believes that the prospect for payment or performance of the Obligations has become impaired.

     (m) Any guarantor of the Obligations shall repudiate his, her or its obligations in respect of such guaranty.

     (n) Kris Shah, his spouse, the blood relatives of Kris Shah and any trusts for the exclusive benefit of any blood relatives of Kris Shah, Kris Shah, his spouse or lineal descendants cease to own or control in the aggregate at least 51% of the outstanding capital stock of the Company.

     (l) Fidelity believes that the prospect for payment or performance of the Obligations has become impaired.

     (m) Any guarantor of the Obligations shall repudiate his, her or its obligations in respect of such guaranty.

     (n) Kris Shah, his spouse, the blood relatives of Kris Shah and any trusts for the exclusive benefit of any blood relatives of Kris Shah, Kris Shah, his spouse of lineal descendants cease to own or control in the aggregate at least 51% of the outstanding capital stock of the Company.

Upon the occurrence of an Event of Default described in subsections (d) or (e) of this section, all of the Obligations owing by the Company to Fidelity under any of the Transaction Documents shall thereupon immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, or any other notice of declaration of any kind, all of which are hereby expressly waived by the Company. During the continuation of any other Event of Default, Fidelity, at anytime and from to time to time, may declare any or all of the Obligations owing by the Company to Fidelity under any of the Transaction Documents immediately due and payable, all without notice or declaration of any kind, all of which are hereby expressly waived by the Company. After any such acceleration (whether automatic or due to declaration by Fidelity), any obligation of Fidelity to make any further Revolver Advances or loans of any kind under this Agreement or any other agreement with the Company shall terminate. All Revolver Advances hereunder are subject to approval by Fidelity in its sole discretion, and may be declined in whole or in part, without prior notice to the Company, whether or not an Event of Default may then be in existence.

     Section 13.  Remedies and Application of Proceeds.

     13.1. In addition to, and with limitation of, the foregoing provisions of this Agreement, if an Event of Default shall have occurred and be continuing, Fidelity may from time to time in its discretion, without limitation and without notice except as expressly set forth herein: (A) exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, under the other Transaction Documents or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral); (b) require the Company to, and the Company hereby agrees that it will at its expense, assemble all or part of the Collateral as directed by Fidelity and make it available to Fidelity at a place to be designated by Fidelity that is reasonably convenient to both parties; (c) reduce its claim to judgment or foreclose or otherwise enforce, in whole or in part, the security interest created hereby by any available judicial procedure;
(d) dispose of, at its office, on the premises or the Company or elsewhere, all or any part of the Collateral, as a unit or in parcels, by public or private proceedings; (e) buy the Collateral, or any part thereof, at any public sale, or at any private sale if the Collateral is of a type customarily sold in a recognized market or is of a type that is the subject to widely distributed standard price quotations; (f) apply by appropriate judicial proceedings for appointment of a receiver for the Collateral, or any part thereof, and the Company hereby consents to any such appointment; and (g) at its discretion, retain the Collateral in satisfaction of the Obligations whenever the circumstances are such that Fidelity is entitled to do so under the UCC or otherwise. The Company agrees that, to the extent notice of sale shall be required by law, unless a longer period of notice is prescribed by law, at least five days' notice to the Company of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Fidelity shall not be obligated to make any sale of Collateral regardless of whether any notice of sale has been given. Fidelity may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

     13.2. If any Event of Default shall have occurred and be continuing, Fidelity may in its discretion apply any Cash Collateral, and any cash proceeds received by Fidelity in respect of any sale of, collection from, or other realization upon all or any part of the Collateral, to any or all of the following in such order as Fidelity may elect: (a) the repayment of all or any portion of the Obligations; (b) the repayment of reasonable costs and expenses, including reasonable attorneys' fees and legal expenses, incurred by Fidelity in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral, (iii) the exercise or enforcement of any of the rights of Fidelity hereunder, or (iv) the failure of the Company to perform or observe any of the provisions hereof; (c) the payment or other satisfaction of any liens and other encumbrances upon any of the Collateral; (d) the reimbursement of Fidelity for the amount of any obligations of the Company paid or discharged by Fidelity, and of any expenses of Fidelity payable by the Company hereunder or under the other Transaction Documents; (e) by holding the same as Collateral; (f) the payment of any other amounts required by applicable law (including, without limitation, Part 5 of Article 9 of the UCC or any successor or similar applicable statutory provision); and (g) by delivery to the Company or to whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct.

     Section 14.   Miscellaneous.

     14.1. In the event that the Company commits any act or omission that prevents or unreasonably interferes with (a) Fidelity's exercise of the rights and privileges arising under the power of attorney granted in Section 11 of this Agreement or (b) Fidelity's perfection of or levy upon the security interest granted in the Collateral, including any seizure of any Collateral, the Company acknowledges that such conduct evils cause immediate, severe, incalculable and irreparable harm and injury, and agrees that such conduct shall constitute sufficient grounds to entitle Fidelity to an injunction, writ of possession, or other applicable relief in equity, and to make such application for such relief in any court of competent jurisdiction, without any prior notice to the Company.

     14.2. All rights, remedies and powers granted to Fidelity in this Agreement, or in any other instrument or agreement given by the Company to Fidelity or otherwise available to Fidelity in equity or at law, are cumulative and may be exercised singularly or concurrently with such other rights as Fidelity may have. These rights may be exercised from time to time as to all or any part of the Collateral as Fidelity in its discretion may determine. In the event that Fidelity elects to purchase the Eligible Accounts hereunder, such transaction shall constitute a purchase of Accounts under the UCC, and the Company shall be deemed to have sold, assigned, transferred, conveyed and delivered to Fidelity, as absolute owner, all of the rights, title and interest of the Company in and to all Eligible Accounts. No waiver by Fidelity of its rights and remedies shall be effective unless the waiver is in writing and signed by Fidelity. A waiver by Fidelity of a right or remedy under this Agreement or any other Transaction Document on one occasion shall not be deemed to be a waiver of such right or remedy on any subsequent occasion. A Revolver Advance by Fidelity during the-continuation of an Event of Default shall not obligate Fidelity to make any further Revolve. Advances during the continuation of such Event of Default.

     14.3. Any notice or communication with respect to this Agreement or any other Transaction Document shall be given in writing, sent by (i) personal delivery, (ii) expedited delivery service with proof of delivery, (iii) United States mail, postage prepaid, registered or certified mail, or (iv) prepaid telegram, telex or telecopy, addressed to each party hereto at its address set forth below its signature hereon or to such other address or to the attention of such other Person as hereafter shall be designated in writing by the applicable party sent in accordance herewith. Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or in the case of telegram, telex or telecopy, upon receipt The Company hereby agrees that Fidelity may publicize the transaction contemplated by this Agreement in newspapers, trade and similar publications including, without limitation, the publication Of a "tombstone".

     14.4. The term of this Agreement shall be for one year from the date hereof (the original term, and any extension thereof made by Fidelity pursuant to this section, are herein called the "Term"); provided, however, that Fidelity may extend the term hereof for additional one-year periods, if Fidelity elects to do so in its sole discretion, by notifying the Company in writing at least 30 days before the end of the term then in effect; and provided further that Fidelity may terminate this Agreement at any time effective immediately upon the occurrence of an Event of Default. The Company acknowledges that it shall have no right to terminate this Agreement prior to the end of the Term, that termination of this Agreement at any time prior to the end of the Term would result in the loss by Fidelity of benefits under this Agreement and that the damages incurred by Fidelity as a result of such termination would be difficult and impractical to ascertain. Therefore, in the event this Agreement is terminated prior to the end of the Term for any reason or the Fixed Asset Loan is repaid in full (no termination fee shall be due solely as a result of the prepayment of the Real Estate Loan), the Company shall pay to Fidelity an early termination fee in an amount equal to (x) the average monthly accrued interest and fees earned by Fidelity hereunder prior to the date of termination multiplied by (y) the number of months remaining in the Term as of the date of termination, but in no event shall such early termination fee exceed the maximum amount permitted by applicable law. Any termination of this Agreement shall not affect Fidelity's security interest in the Collateral, and this Agreement shall continue to be effective, until all Obligations have been paid in full.

     14.5. Fidelity agrees that, so long as no Event of Default has occurred and is continuing, upon receipt by Fidelity of payment in full of the outstanding principal balance of the Real Estate Loan, together with interest thereon, Fidelity shall at the expense of the Company execute and deliver such instruments and documents as the Company may reasonably request to release the Mortgage.

     14.6. Each and every provision, condition, covenant and representation contained in this Agreement is, and shad be construed, to be a separate and independent covenant and agreement. If any term or provision of this Agreement shall to any extent be invalid or unenforceable, the remainder of the Agreement shall not be affected thereby.

     14.7. The Company hereby indemnifies and agrees to hold harmless and defend all Indemnified Persons from and against any and all Indemnified Claims. THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH INDEMNIFIED CLAIMS ARE IN ANY WAY OR TO ANY EXTENT OWNED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED, IN WHOLE OR IN- PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY INDEMNIFIED PERSON.

     If any Indemnified Claim is asserted against any Indemnified Person, such Indemnified Person shall promptly notify the Company (but the failure to so promptly 'notify the Company shall not affect the Company's obligations under this section unless such failure materially prejudices the Company's right to participate in the contest of such Indemnified Claim). The Company shall have the obligation to assume the defense thereof, including the employment of

Advisors to Lake the lead role in asserting claims and defenses common to both the Company and the various Indemnified Persons ("Lead Advisors"), provided that all Persons chosen to be Lead Advisors must be consented to by Fidelity, which consent will not be unreasonably withheld. If Lead Advisors are employed and consented to in accordance with the preceding sentence, each Indemnified Person shall nonetheless have the right to employ its own Advisors and to determine its own defense of such action in any case, but the fees and expenses of such Advisors shall be at the expense of such Indemnified Person except to the extent that: (i) the employment of such Advisors shall have been authorized in writing by the Company, or (ii) such Indemnified Person's counsel shall have reasonably concluded that there appear to be claims or defenses available to it which are not shared by the Company and such Advisors are engaged in reasonable efforts to assert such claims and defense, in either of which events the reasonable fees and expenses of such Indemnified Person shall be born by the Company. No Indemnified Person shall settle or compromise any Indemnified Claim for which the Company may be liable for payment hereunto nor shall the Company settle or compromise any Indemnified Claim for which any Indemnified Person may be liable for payments in addition to those actually and concurrently made by the Company, without the consent of the other, which consent shall not be unreasonably withheld. As used herein the term "Advisors" means attorneys, accountants, experts, and other advisors.

     Except as specifically provided in this section, the Company waives all notices from any Indemnified Person. The provisions of this Section 14.7 shall survive the termination of this Agreement.

     14.8. All grants, covenants and agreements contained in this Agreement shall bind and inure to the benefit of the parties hereto 2nd their respective successors and assigns; provided, however, that the Company may not delegate or assign any of its duties or obligations under this agreement without the prior written consent of Fidelity. FIDELITY RESERVES THE RIGHT TO ASSIGN ITS RIGHTS AND OBLIGATIONS UNDER THIS AGREEMENT IN WHOLE OR IN PART TO ANY PERSON OR ENTITY. Without limiting the generality of the foregoing, Fidelity may from tirade to time grant participations in 211 or any part of the Obligations to arty Person on such terms and conditions as may be determined by Fidelity in its sole and absolute discretion, provided that the grant of such participation shall not relieve Fidelity of its obligations hereunder nor create any additional obligation of the Company.

     14.9. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REFERENCE TO THE RULES THEREFORE RELATING TO CONFLICTS OF LAW. THE COMPANY HEREBY IRREVOCABLY SUBMITS ITSELF TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN CALIFORNIA AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY LEAL PROCEEDING RELATING TO THIS AGREEMENT, ANY BORROWING HEREUNDER OR ANY OTHER RELATIONSHIP BETWEEN FIDELITY AND THE COMPANY BY ANY MEANS ALLOWED UNDER STATE AND FEDERAL LAW. ANY LEGAL PROCEEDING ARISING OUT OF OR IN ANY WAY RELATED TO THIS

AGREEMENT, ANY BORROWING HEREUNDER OR ANY OTHER RELATIONSHIP BETWEEN FIDELITY AND THE COMPANY SHALL BE BROUGHT AND LITIGATED EXCLUSIVELY IN ANY ONE OF THE STATE OR FEDERAL COURTS LOCATED IN THE STATE OF CALIFORNIA HAVING JURISDICTION. THE PARTIES HERETO HEREBY WAIVE AND AGREE NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, THAT ANY SUCH PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE THEREOF IS IMPROPER.

     14.10. EACH OF THE COMPANY AND FIDELITY HEREBY (A) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY AT ANY TIME AMUSING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR ASSOCIATED HEREWITH; (B) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER TERN, OR IN ADDITION TO, ACTUAL DAMAGES; (C) CERTIFIES TEAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK-TO ENFORCE THE FOREGOING WAIVERS, AND (D) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT
AND THE TRANSACTIONS CONTEMPLATED HEREBY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS PARAGRAPH.

     14.11. THIS AGREEMENT, THE SECURITY DOCUMENTS DESCRIBED HEREBY AND THE ACKNOWLEDGMENT DELIVERED IN CONNECTION HEREWITH SET FORTH THE ENTIRE UNDERSTANDING AND AGREEMENT OF THE PARTIES HERETO WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF TEE PARTIES. NO MODIFICATION OR AMENDMENT OF OR SUPPLEMENT TO THIS AGREEMENT OR TO SUCH ACKNOWLEDGMENT SELL BE VALID OR EFFECTIVE UNLESS THE SAME IS IN WRITING AND SIGNED BY THE PARTY AGAINST WHOM IT IS SOUGHT TO BE ENFORCED.

     14.12. Fidelity hereby acknowledges that the Company is considering incorporating the Company's divisions, INTERCON and INFOSEC, into separate corporations and filing registration statements with the Securities and Exchange Commission or other similar governmental authority. In the event the Company proceeds with its plans to so incorporate and publicly register its divisions, the Company and Fidelity shall enter into discussions concerning any waivers or consents that may be required to effect such incorporation and public registration.

     The undersigned have entered into this Agreement as of the date first written above.

FIDELITY FUNDING OF
CALIFORNIA, INC.                     LITRONIC INDUSTRIES, INC.
a California corporation             a California corporation



By:  [AUTHORIZED SIGNATORY]          By:       /S/   KRIS SHAH
                                        ---------------------------------------
     Name:                              Kris Shah
     Title:                             President

Mailing Address:

275 East Baker Street, Suite A       2950 Redhill Avenue
Costa Mesa, California  92626        Costa Mesa, California  92626

Street Address:

Same                                 Same


                                     Trade, Fictitious and Assumed Names
                                     Used by the Company



                                     -------------------------------------------